SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 25, 2004

YouthStream Media Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27556	13-4082185
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358, New York, New York 10016

(Address of principal executive offices, including  Zip Code)

Registrant’s telephone number, including area code:  (212) 622-7300

Not applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On March 1, 2004, YouthStream Media Networks, Inc. (the “Company”) announced that effective February 25, 2004, the Company’s wholly-owned subsidiary, Beyond the Wall, Inc. (“BTW”), had sold substantially all of its assets and operations to Clive Corporation, Inc., a Pennsylvania corporation (“Clive”) and 1903 West Main Street Realty Management, LLC, a Pennsylvania limited liability company, an affiliate of Clive (“1903 Realty”) (Clive and 1903 Realty are collectively referred to as the “Buyers”).  The Buyers are unaffiliated with the Company but include certain former management of BTW.   The consideration for the asset sale was $1,920,000 (which includes a $20,000 closing adjustment funded by the Buyers), consisting of a cash payment of $820,000 and a subordinated secured promissory note (the “Note”) for $1,100,000, with interest at 10% per annum, due October 31, 2006.  If certain optional principal pre-payments on the Note are made by June 30, 2004, the principal balance of the Note will be adjusted downward, in excess of such principal pre-payments, based on an agreed-upon sliding scale as set forth in the Note.  The amount of the consideration paid was determined by arms-length negotiation among the parties.

The assets relating to the business of BTW (the “Business”) that were sold include, without limitation, inventory; contracts and agreements; certain of BTW’s leasehold interests in leases for retail space; tangible personal property; intangible property; prepaid items relating to the Business and operations, accounts receivable; cash; the names “Trent Graphics” and “Beyond the Wall” and certain real property pursuant to the Agreement of Sale (the “Real Property”).  The Buyers have agreed to assume certain liabilities of the Business pursuant to the Purchase Agreement and the Agreement of Sale.  The Assumed Liabilities include: all of BTW’s obligations and liabilities as shown in the Company’s financial statements as of and for the fiscal year ended September 30, 2003; certain costs and expenses incurred or to be incurred by BTW in complying with certain tax-related provisions of the Purchase Agreement; and all costs, expenses and liabilities incurred in the ordinary course of BTW’s business from September 30, 2003 to and including the closing date.

The Company currently estimates that it will recognize a loss of between $700,000 and $800,000 with respect to this transaction during the three months ending March 31, 2004, increased from the Company's originally reported estimate of between $200,000 and $300,000, as a result of the reversal of an accrued liability of $500,000 related to BTW's operations recorded by the Company at December 31, 2003.

The summary of the transaction described above is qualified by reference to the Asset Purchase Agreement, Agreement of Sale and Secured Promissory Note, which are attached as exhibits hereto and are incorporated by reference herein.

The disposition is reflected in the Company’s unaudited pro forma financial information filed as a part of this report in Item 7.

Item 5. Other Events.

On March 1, 2004, the Company issued a press release announcing the sale by BTW of the BTW assets.  The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial statements of business acquired - not applicable

(b)                                 Pro forma financial information — (Schedule A)

                (1)  Unaudited Pro Forma Statement of Operations — Three Months Ended December 31, 2003

                (2)  Unaudited Pro Forma Statement of Operations — Twelve Months Ended September 30, 2003

                (3)  Unaudited Pro Forma Balance Sheet — December 31, 2003

(c)                                  Exhibits -

A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUTHSTREAM MEDIA NETWORKS, INC.
(Registrant)

Date: March 10, 2004	By:	/s/ Robert N. Weingarten
Robert N. Weingarten
Chief Financial Officer

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YouthStream Media Network, Inc.

PRO FORMA FINANCIAL INFORMATION

 -SCHEDULE A -

The following pro forma condensed consolidated statements of operations for the twelve months ended September 30, 2003 and for the three months ended December 31, 2003 gives effect to the sale of the BTW Assets as if the transaction had occurred at the beginning of fiscal 2003 and 2004, respectively. The pro forma condensed consolidated balance sheet as of December 31, 2003 gives effect to the sale of the BTW Assets as if such transaction had occurred as of that date.

The pro forma financial data presented herein is based on management’s estimate of the effects of the sale of the BTW Assets, based upon currently available information and certain assumptions the Company believes are reasonable. The Company does not expect the receipt of additional information regarding this transaction to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statements of operations for the twelve months ended September 30, 2003 and for the three months ended December 31, 2003 and the pro forma condensed consolidated balance sheet as of December 31, 2003 are unaudited, but in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for the periods presented.

The pro forma condensed consolidated statements of operations for the twelve months ended September 30, 2003 and for the three months ended December 31, 2003, and the pro forma condensed consolidated balance sheet as of December 31, 2003 are not necessarily indicative of the results of operations or financial position that actually would have been achieved had the transactions described been consummated as of the dates indicated, or that may be achieved in the future.

YouthStream Media Networks, Inc.

Unaudited Pro Forma Statement of Operations

For the 3 Months Ended December 31, 2003

(In thousands, except per share amounts)

				Proforma Adjustments
	As Reported Per Form 10-Q	Beyond the Wall	Corporate	Disposal of Beyond the Wall		Proforma As Adjusted
Net Revenue	1,053	1,053	—	(1,053)		—
Operating expenses:
Cost of sales	393	393	—	(393)		—
SG&A	1,192	1,339	(147)	(1,339)		(147)
Corporate expenses	476		476	(10	)(a)	466
Depreciation & amortization	140	135	5	(135)		5
Loss on closing of retail stores	(500)	(500)	—	500		—
Total operating expenses	1,701	1,367	334	(1,377)		324

Loss from operations	(648)	(314)	(334)	324		(324)

Interest income	—	—	—	28	(b)	28
Interest expense	(11)	(1)	(10)	1		(10)
Gain on debt settlement	—	—	—	—		—
Loss before provision for income taxes	(659)	(315)	(344)	353		(306)
Provision for income taxes	1	1	—	(1)		—
Loss from continuing operations	(660)	(316)	(344)	354		(306)

Per share of common stock basic and diluted
Loss from continuing operations	$(0.02)					$(0.01)

Weighted average basic and diluted common shares outstanding	39,242					39,242

YouthStream Media Networks, Inc.

Unaudited Pro Forma Statement of Operations

For the 12 Months Ended September 30, 2003

(In thousands, except per share amounts)

				Proforma Adjustments
	As Reported Per 10-K	Beyond the Wall	Corporate	Disposal of Beyond the Wall		Proforma As Adjusted
Net Revenue	9,203	9,203	—	(9,203)		—
Operating expenses:
Cost of sales	2,312	2,312	—	(2,312)		—
SG&A	7,525	7,768	(243)	(7,768)		(243)
Corporate expenses	2,807		2,807	(48	)(a)	2,759
Depreciation & amortization	499	479	20	(479)		20
Loss on closing of retail stores	1,790	1,790	—	(1,790)		—
Total operating expenses	14,933	12,349	2,584	(12,397)		2,536

Loss from operations	(5,730)	(3,146)	(2,584)	3,194		(2,536)

Interest income	36	—	36	110	(b)	146
Interest expense	(1,055)	(3)	(1,052)	3		(1,052)
Gain on debt settlement	2,800	—	2,800	—		2,800
Loss before provision for income taxes	(3,949)	(3,149)	(800)	3,307		(642)
Provision for income taxes	30	—	30	—		30
Loss from continuing operations	(3,979)	(3,149)	(830)	3,307		(672)

Per share of common stock basic and diluted
Loss from continuing operations	$(0.10)					$(0.02)

Weighted average basic and diluted common shares outstanding	37,987					37,987

YouthStream Media Networks, Inc.

Unaudited Pro Forma Balance Sheet

December 31, 2003

(In Thousands)

	(Unaudited) As Reported Per Form 10-Q			Proforma Balance Sheet 12/31/2003
		Proforma Adjustments
		Disposal of BTW
ASSETS
Current assets:
Cash and cash equivalents	303	595	(c)	898
Marketable debt securities, at amortized cost	—			—
Accounts receivable, net	4	(4)		—
Inventories, net	1,870	(1,870)		—
Prepaid expenses	133	(16)		117
Other current assets	66	(66)		—
Total current assets	2,376	(1,361)		1,015

Property and equipment, net	1,396	(1,355)		41
Other assets	125			125
Note receivable	—	1,128	(d)	1,128

Total assets	$3,897	$(1,588)		$2,309

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	1,567	(698	)(e)	869
Accrued expenses	1,348	(314	)(e)	1,034
Current liabilities of discontinued operations	2,164	—		2,164
Total current liabilities	5,079	(1,012)		4,067
Long-term debt	4,913			4,913
Preferred stock subject to mandatory redemption	5,269			5,269
Commitments and contingencies	—			—

Stockholders’ deficiency:
Common stock	398			398
Additional paid-in capital	331,200			331,200
Accumulated deficit	(342,133)	(576	)(f)	(302,709)
Treasury stock, 608 shares at March 31, 2002	(829)			(829)
Total stockholders’ deficiency	(11,364)	(576)		(11,940)

Total liabilities and stockholders’ deficiency	3,897	(1,588)		2,309

YouthStream Media Networks, Inc

Notes to Unaudited Pro Forma Financial Information

Following is a description of pro forma adjustments reflected in the unaudited proforma statements of operations and balance sheet:

(a)          Adjustment  for transaction costs previously recorded as part of Corporate expenses.

(b)         Adjustment to reflect the proforma effect of the prorated interest income earned from the issuance of the Promissory Note.

(c)          Adjustment to record $820 cash proceeds from the sale of BTW, less $105 of transaction costs and a $120 payable settlement with MCS Industries.

(d)         Adjustment to record the issuance of the Promissory Note, plus prorated accrued interest at 10%.

(e)          Adjustment to record the liabilities assumed by buyer, less liabilities retained by YouthStream.

(f)            Net loss on the sale of BTW.

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Asset Purchase Agreement by and among Beyond the Wall, Inc., Clive Corporation, Inc. and YouthStream Media Networks, Inc.
10.2	Agreement of Sale between Beyond the Wall, Inc. and 1903 West Main Street Realty Management, LLC
10.3	Secured Promissory Note
99.1	Press Release dated March 1, 2004